Exhibit 32(b)

ONCOR ELECTRIC DELIVERY COMPANY LLC

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CFO

The undersigned, David M. Davis, Vice President and Chief Financial Officer of Oncor Electric Delivery Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 29th day of October, 2009.

/s/ DAVID M. DAVIS
Name:	David M. Davis
Title:	Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company LLC and will be retained by Oncor Electric Delivery Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.